UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 26, 2006

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
On December 26, 2006, Gerald F. Sopp, age 50, accepted appointment as Executive Vice President and Chief Financial Officer of the registrant, DNB Financial Corporation (“DNB”). Mr. Sopp’s appointment and his employment with DNB were effective January 2, 2007 and he will serve at the pleasure of DNB’s board of directors. There were no special arrangements or understandings pursuant to which he was selected as an officer, other than DNB’s offer letter, filed herewith as Exhibit 99.1. There are no family relationships between Mr. Sopp and any director or other executive officer of DNB. During the five years prior to joining DNB, Mr. Sopp was employed during 2006 as the Vice President and Chief Compliance Officer with Wilmington Trust Corporation, Wilmington, Delaware. In that position, he was responsible for developing, implementing and managing an enterprise-wide, centralized regulatory compliance program. Previous to that, from 2000 to 2006, he was employed as Vice President and Controller of Wilmington Trust Corporation. In that position, he managed the controllership function of an SEC-registered, publicly held financial services company through a staff of 73 people. He was responsible for financial and regulatory reporting including SEC, general accounting, payroll, accounts payable, fixed assets, budgeting and Sarbanes Oxley Rule 404 compliance. Since the beginning of 2005, neither Mr. Sopp, nor any of his immediate family members, nor any organization or entity in which he has a direct or indirect ownership interest of 10% or more or an interest other than only as board member, has engaged in, or is a party to any proposed transaction, or had or will have a direct or indirect material interest in any transaction, in which DNB was or is to be a participant, where the amount involved exceeded or would exceed $120,000.

The terms of his employment as presently agreed are reflected in the offer letter of DNB to Mr. Sopp dated December 20, 2006, filed herewith as Exhibit 99.1 and include: (1) twice-monthly salary of $6,250.00; (2) upon completion of a 90-day initial employment period, 20 vacation days, 5 sick days and 2 personal days based upon Bank policy; (3) eligibility for participation in all compensation and employee benefit plans, including life insurance at the allowable maximum, medical insurance for Mr. Sopp and his eligible dependents, and all other benefits and perquisites maintained by DNB for officers, including stock options and incentive compensation (Mr. Sopp will be eligible for participation in the medical and life insurance plans 3 months from his date of hire); (4) an agreement by DNB that Mr. Sopp will receive a minimum $10,000 guaranteed bonus for year 2007 paid in accordance with normal plan distribution rules; (5) until he becomes eligible to participate in DNB’s health insurance program, during his employment with DNB it will pay or reimburse the difference between the cost of Mr. Sopp’s COBRA payments to his previous employer’s insurance provider and the amount that Mr. Sopp would be obligated to contribute for the same plan at DNB.

(b)
Effective January 2, 2007, Bruce E. Moroney, the Executive Vice President and Chief Financial Officer of DNB and its wholly owned subsidiary, DNB First, N.A. (the “Bank”), will no longer perform the duties of Executive Vice President and Chief Financial Officer of DNB, but will remain the Executive Vice President and Chief Financial Officer of the Bank.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	DNB Offer Letter to Gerald F. Sopp, dated December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB FINANCIAL CORPORATION

January 3, 2007	By: /s/ William J. Hieb
Name: William J. Hieb
Title: President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	DNB Offer Letter to Gerald F. Sopp, dated December 20, 2006.